Exhibit 5.1

June 26, 2020 Broadcom Inc. 1320 Ridder Park Drive San Jose, California 95131

140 Scott Drive

Menlo Park, California 94025

Tel: +1.650.328.4600 Fax: +1.650.463.2600

www.lw.com

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Re:	Registration Statement on Form S-4 Relating to
$525,342,000 of 3.125% Senior Notes due April 2021
$692,841,000 of 3.125% Senior Notes due October 2022
$1,044,409,000 of 3.625% Senior Notes due October 2024
$2,500,000,000 of 4.250% Senior Notes due April 2026
$3,000,000,000 of 4.750% Senior Notes due April 2029
$2,250,000,000 of 4.700% Senior Notes due April 2025
$2,250,000,000 of 5.000% Senior Notes due April 2030
$1,000,000,000 of 2.250% Senior Notes due November 2023
$2,250,000,000 of 3.150% Senior Notes due November 2025
$2,750,000,000 of 4.150% Senior Notes due November 2030
$2,000,000,000 of 4.300% Senior Notes due November 2032
$1,695,320,000 of 3.459% Senior Notes due September 2026
$2,222,349,000 of 4.110% Senior Notes due September 2028

Ladies and Gentlemen:

We have acted as counsel to Broadcom Inc., a Delaware corporation (“Broadcom” or the “Issuer”), in connection with the issuance of up to $525,342,000 aggregate principal amount of 3.125% Senior Notes due April 2021, $692,841,000 aggregate principal amount of 3.125% Senior Notes due October 2022, $1,044,409,000 aggregate principal amount of 3.625% Senior Notes due October 2024, $2,500,000,000 aggregate principal amount of 4.250% Senior Notes due April 2026, $3,000,000,000 aggregate principal amount of 4.750% Senior Notes due April 2029 (collectively, the “April 2019 Notes”); $2,250,000,000 aggregate principal amount of 4.700% Senior Notes due April 2025 and $2,250,000,000 aggregate principal amount of 5.000% Senior Notes due April 2030 (collectively, the “April 2020 Notes”); $1,000,000,000 aggregate principal amount of 2.250% Senior Notes due November 2023, $2,250,000,000 aggregate principal amount of 3.150% Senior Notes due November 2025, $2,750,000,000 aggregate principal amount of 4.150% Senior Notes due November 2030 and $2,000,000,000 aggregate principal amount of 4.300% Senior Notes due November 2032 (collectively, the “May 2020 Notes”); and $1,695,320,000 aggregate principal amount of 3.459% Senior Notes due September

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2026 and $2,222,349,000 aggregate principal amount of 4.110% Senior Notes due September 2028 (collectively, the “June 2020 Notes” and, together with the April 2019 Notes, the April 2020 Notes and the May 2020 Notes, the “Notes”) by the Issuer and the guarantees of the Notes (the “Guarantees”) by Broadcom Technologies Inc., a Delaware corporation, and Broadcom Corporation, a California corporation (together, the “Guarantors”), under an indenture for the April 2019 Notes (the “April 2019 Notes Indenture”), dated as of April 5, 2019, among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), an indenture for the April 2020 Notes (the “April 2020 Notes Indenture”), dated as of April 9, 2020, among the Issuer, the Guarantors and the Trustee, an indenture for the May 2020 Notes (the “May 2020 Notes Indenture”), dated as of May 8, 2020, among the Issuer, the Guarantors and the Trustee and an indenture for the June 2020 Notes (the “June 2020 Notes Indenture”), dated as of May 21, 2020, among the Issuer, the Guarantors and the Trustee (together, the April 2019 Notes Indenture, the April 2020 Notes Indenture, the May 2020 Notes Indenture and the June 2020 Notes Indenture, the “Indentures”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2020 (the “Registration Statement”). The Issuer is issuing the Notes and the Guarantees pursuant to an exchange offer in which the Issuer is offering to exchange the Notes for any and all of their outstanding 3.125% Senior Notes due 2021, 3.125% Senior Notes due 2022, 3.625% Senior Notes due 2024, 4.250% Senior Notes due 2026 and 4.750% Senior Notes due 2029; the 4.700% Senior Notes due 2025 and 5.000% Senior Notes due 2030; the 2.250% Senior Notes due 2023, 3.150% Senior Notes due 2025, 4.150% Senior Notes due 2030 and 4.300% Senior Notes due 2032; and the 3.459% Senior Notes due 2026 and 4.110% Senior Notes due 2028 (collectively, the “Old Notes”), and the guarantees thereof, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the letter of transmittal filed as Exhibit 99.1 to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the enforceability of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Issuer, officers of the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the Corporations Code of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    The Indentures have been duly authorized by all necessary corporate action of Broadcom and each of the Guarantors and have been duly executed and delivered by Broadcom and each of the Guarantors. The Indentures are the legally valid and binding agreements of the

June 26, 2020

Issuer, enforceable against it in accordance with their terms. The Indentures, including the Guarantees contained therein, are the legally valid and binding agreements of each of the Guarantors, enforceable against each of them in accordance with their terms.

2.    The Notes have been duly authorized by all necessary corporate action of Broadcom and, when the Notes have been duly executed, issued and authenticated in accordance with the terms of the applicable Indenture and delivered in exchange for the Old Notes in the circumstances contemplated by the Registration Statement and the Prospectus, the Notes will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in the applicable Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (x) that the applicable Indenture and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than Broadcom and the Guarantors, (y) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Issuer and the Guarantors, as applicable, enforceable against each of them in accordance with their respective terms, and (z) that the status of the Documents as legally valid and binding obligations of the parties is not

June 26, 2020

affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP